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                                                                   Exhibit 16.1

March 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

    We have read the statements made by Accenture SCA (copy attached), which we understand will be filed with the Commission, pursuant to Item 14 of Form 10, as part of the Company's Form 10 report dated March 29, 2002. We agree with the statements concerning our Firm in such Form 10.

                                          Very truly yours,

                                          PRICEWATERHOUSECOOPERS LLP